UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) May 28, 2002
                                                           ------------


                               RADISYS CORPORATION

            Oregon                   0-26844                  93-0945232
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(State or other jurisdiction of   (Commission                (IRS Employer
 incorporation or organization)      File No.)               Identification No.)


5445 NE Dawson Creek Drive, Hillsboro, OR                        97124
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(Address of principal executive offices)                       (Zip Code)


                                 (503) 615-1100
                                 ---------------
              (Registrant's telephone number, including area code)


                                    No Change
                                   ----------
(Former name, former address and former fiscal year, if changed since last report)

Item 5.  Other Events

         On May 28, 2002, RadiSys Corporation (the "Company") announced that its board of directors has authorized the repurchase of up to an additional $10 million in aggregate principal amount of the Company's outstanding 5 1/2% convertible subordinated notes due 2007. The Company's board of directors had previously authorized the repurchase of up to $20 million in aggregate principal amount of the notes. The Company intends to purchase the notes in the open market or through privately negotiated transactions from time to time over the next several months, subject to market conditions.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits.
                  --------

                  99.1     Press release dated May 28, 2002.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:   May 29, 2002.

                               RADISYS CORPORATION



                               By:/s/Julia Harper
                                  ---------------------
                                  Julia Harper
                                  Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit           Description

   99.1           Press release dated May 28, 2002.

                                                                    EXHIBIT 99.1


          Radisys Announces Additional Repurchase Of Convertible Notes

HILLSBORO, OR - May 28, 2002 - RadiSys Corporation (Nasdaq: RSYS), a leading provider of building blocks enabling next-generation Internet and communications systems, announced today that its board of directors has authorized the repurchase of an additional $10 million principal amount of its outstanding 5 1/2% convertible subordinated notes. The Company intends to purchase shares of its notes in the open market or through privately negotiated transactions from time to time over the next several months, subject to market conditions.

This authorization is in addition to the $20 million principal amount repurchase previously authorized. RadiSys has purchased so far this quarter approximately $12 million principal amount of its 51/2% convertible subordinated notes, in addition to the approximately $8 million principal amount that was purchased during the first quarter.

RadiSys designs and manufactures building blocks, platforms and application subsystems for next-generation communications equipment. As the leading independent provider to OEMs, RadiSys delivers a time-to-market advantage in a tight "virtual division" relationship with its customers. The span of products ranges from board-level components such as processors, network interfaces, and packet processing engines, to communications middleware software such as signaling and networking protocol stacks, to platforms based on PCI, CompactPCI, and switch-fabrics, to services such as NEBS certification and software and microcode professional services, all the way up to private-label gateway systems. RadiSys' highly differentiated position in the market is a result of its intense focus on Intel-based technology, having the broadest array of building blocks, and a "perfect fit" product development strategy using its intellectual property to design customer subsystems.

RadiSys is a registered trademark. All other products are trademarks or registered trademarks of their respective companies.

For more information, contact RadiSys at investor.relations@radisys.com or call the RadiSys Investor Line at 1-503-615-RSYS.